UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2026 (January 9, 2026)

SURGEPAYS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-40992	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3124 Brother Blvd, Suite 104

Bartlett TN 38133

(Address of principal executive offices, including zip code)

(901) 302-9587

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SURG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chelsea Pullano as Interim CFO

Effective as of January 14, 2026, the Board appointed Chelsea Pullano as interim Chief Financial Officer to fill the vacancy created by the previous separation with Tony Evers. Ms. Pullano’s appointment is in connection with the Company’s entry into the master services agreement (“CFO Agreement”) with MACK Financial Solutions LLC (“MACK”) on January 9, 2026, pursuant to which MACK shall provide outsourced financial, accounting, and executive financial services to the Company as requested by the Company from time to time, including, without limitation, Chief Financial Officer services, accounting oversight, bookkeeping, financial reporting, and public-company financial compliance support (collectively, the “Services”). Ms. Pullano’s role as Chief Financial Officer will be on a part-time basis, and Ms. Pullano will spend no less than 40 hours per month in such capacity as Chief Financial Officer providing the Services as described herein.

In consideration of the Services to be performed, the Company will pay Ms. Pullano $5,000 per month in her capacity as Chief Financial Officer, and will pay MACK $5,000 per month for other Services. Additionally, Ms. Pullano shall be entitled to the same indemnification, advancement of expenses, and other protections afforded to similarly situated officers of the Company under its organizational documents and applicable law. The CFO Agreement may be terminated by either the Company or MACK upon sixty days notice, however, if a material breach of the CFO Agreement is not cured within fourteen days of receipt of notice, the CFO Agreement may be immediately terminated by the non-breaching party.

Ms. Pullano is a financial executive with experience supporting public and private companies in accounting, financial reporting, and strategic finance. Since May 2023, Ms. Pullano has been a partner and serves as Chief Executive Officer of MACK, an accounting and advisory firm that provides outsourced financial and accounting services to growth-stage and public companies. From June 29, 2020 to May 2023, Ms. Pullano served as Chief Financial Officer of Creatd, Inc, and from September 2024 to March 2025, she served as Director of Finance at Lucosky Brookman LLP.

Ms. Pullano has no family relationships with any of the Company’s directors or executive officers, and she is not a party to, and does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Pullano and any other persons pursuant to which she was selected as Chief Financial Officer.

The foregoing description of the CFO Agreement does not purport to be complete and is qualified in its entirety by reference to the CFO Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1	Master Services Agreement, dated January 9, 2026, between the Company and MACK Financial Solutions LLC

Exhibit 104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGEPAYS, INC.

Date: January 14, 2026	By:	/s/ Kevin Brian Cox
Kevin Brian Cox
Chief Executive Officer